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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


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In re:                                          ) Chapter 11
                                                )
AXISTEL COMMUNICATIONS, INC.,                   ) Case No. 01- 10005 (RJN)
NOVO NETWORKS GLOBAL SERVICES, INC.,            )
NOVO NETWORKS INTERNATIONAL SERVICES, INC.,     ) Jointly Administered
E.VOLVE TECHNOLOGY GROUP, INC.,                 )
NOVO NETWORKS OPERATING CORP.,                  ) OBJECTION DEADLINE:
NOVO NETWORKS METRO SERVICES, INC.,             ) OCTOBER 29, 2001 AT 4:00 P.M.
                                                )
                  Debtors.                      ) HEARING DATE:
                                                ) NOVEMBER 5, 2001 AT 11:00 A.M.
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                          NOTICE OF HEARING TO CONSIDER
                        APPROVAL OF DISCLOSURE STATEMENT


NOTICE IS HEREBY GIVEN THAT:

         1. On October 4, 2001, AxisTel Communications, Inc. ("AxisTel"), Novo Networks Global Services, Inc. ("NNGSI"), Novo Networks International Services, Inc. ("NNISI"), e.Volve Technology, Inc., ("e.Volve"), Novo Networks Operating Corp. ("NNOC") and Novo Networks Metro Services, Inc. ("NNMSI," and together with AxisTel, NNGSI, NNISI, e.Volve and NNOC, the "Debtors"), as debtors and debtors in possession in the above-referenced chapter 11 cases and Novo Networks, Inc. ("NNI"), filed with the United States Bankruptcy Court for the District of Delaware a Proposed Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Joint Plan of Axistel Communications, Inc., its Affiliated Debtors and Novo Networks, Inc. (the "Disclosure Statement"), pursuant to Rule 3016(b) of the Federal Rules of Bankruptcy Procedure. Copies of the Disclosure Statement will be available for review at the Office of the Clerk, U.S. Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, 5th Floor, Wilmington, Delaware 19801 (the "Bankruptcy Court"), or at the offices of the Debtors' undersigned counsel.(1)


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(1)   Copies of the Disclosure Statement may be obtained upon written request to the Debtors' undersigned counsel. All requests should be sent in writing to the attention of Eric M. Sutty, Esquire of The Bayard Firm at the address provided below.


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         2. A hearing will be held on November 5, 2001 at 11:00 a.m. (Prevailing
Eastern Time) before the Honorable Randall J. Newsome, United States Bankruptcy Judge at 844 King Street, 2nd Floor, Wilmington, Delaware to consider approval of the Disclosure Statement (the "Disclosure Statement Hearing"). The Disclosure Statement Hearing may be adjourned from time to time by announcement in open Court at the first scheduled hearing or an adjourned hearing without further written notice to parties in interest.

         3. Any objections to the Disclosure Statement must be in writing, must be in conformity with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules of the Bankruptcy Court, must state with particularity the legal and factual basis for the objections, must reference with specificity the text of the Disclosure Statement to which the objection is made, must provide proposed language changes or insertions to the Disclosure Statement to resolve the objection and must be filed with the Bankruptcy Court and served upon the following parties so as to be actually received on or before 4:00 p.m. (Prevailing Eastern Time) on October 29, 2001: (a) Counsel for the Debtors: THE BAYARD FIRM, 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19801, Attn:
Jeffrey M. Schlerf, Esq., (b) Counsel for the Debtors' postpetition lender and chapter 11 plan co-proponent: WHITE & CASE LLP, 200 South Biscayne Blvd., Suite 4900, Miami, Florida 33131, Attn: John K. Cunningham, Esq.; and (c) the OFFICE OF THE UNITED STATES TRUSTEE, District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Room 2313, Wilmington, Delaware 19801, Attn: Joseph McMahon, Esq. Only those objections timely filed and served will be considered by the Bankruptcy Court.

Dated:  October 4, 2001
                                                 The Bayard Firm


                                            By:
                                               ---------------------------------
                                                 Jeffrey M. Schlerf (No. 2187)
                                                 Christopher A. Ward (No. 3877)
                                                 Eric M. Sutty (No. 4007)
                                                 222 Delaware Avenue, Suite 900
                                                 Wilmington, Delaware 19801
                                                 (302) 655-5000

                                                 Attorneys for the Debtors and
                                                 Debtors In Possession



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